Exhibit 10.16
Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.
Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.
Purchase Order 10-2025

PURCHASE ORDER (LEGAL)
This Purchase Order is dated November 5, 2025 (the Commencement Date).
PARTIES
CEREBRAS SYSTEMS INC. a company incorporated and registered under the laws of the State of Delaware, issued a Delaware State File Number of 6009247 by the Secretary of State of the State of Delaware and whose registered office is at 1237 E. Arques Avenue Sunnyvale, California 94085 (the Supplier).
Mohamed bin Zayed University of Artificial Intelligence, whose principal place of business is at [***] (MBZUAI).
BACKGROUND
1.MBZUAI and the Supplier intend to enter into a mutually agreed upon framework agreement (Framework Agreement) which allows MBZUAI or any of its Affiliates to request Goods from the Supplier.
2.The Parties acknowledge and agree that:
a.the Framework Agreement will be on substantively the same terms as the 13 September 2023 “Framework Goods Agreement” entered into between Core42 Holding US LLC (previously G42 Holding US LLC) and Cerebras Systems Inc. (the G42/Cerebras FGA);
b.during the period commencing on the Commencement Date (as specified above) and ending on the date on which the Parties enter into the Framework Agreement, the terms of the G42/Cerebras FGA shall be incorporated by reference and shall apply as between MBZUAI and the Supplier (in the manner specified in these paragraphs 1 to 4);
c.accordingly, unless otherwise stated or the context otherwise requires, on and from the Commencement Date: the terms set out in Schedule 2 of the G42/Cerebras FGA shall apply to this Purchase Order and are hereby incorporated by reference; and the definitions and rules of interpretation set out in Schedule 2 of the G42/Cerebras FGA shall apply to this Purchase Order.

3.    Upon the entering into of the Framework Agreement but deemed effective from the Commencement Date, unless otherwise stated or the context otherwise applies, the terms of Schedule 2 of the G42/Cerebras FGA and the definitions and rules of interpretation set out in Schedule 2 of the G42/Cerebras FGA shall automatically be replaced in their entirety with the terms set out in Schedule 2 of the Framework Agreement and the definitions and rules of interpretation set out in Schedule 2 of the Framework Agreement.
4.    Pursuant to the terms of the G42/Cerebras FGA, MBZUAI requests certain Goods to be provided by the Supplier, and the Supplier agrees to provide such Goods to MBZUAI in accordance with Schedule 2 (Supply Contract Terms) of the G42/Cerebras FGA. The Parties acknowledge and agree that such terms will be replaced by the terms of the Framework Agreement when it is entered into (in accordance with these paragraphs 1 to 4).

PURCHASE ORDER (COMMERCIAL)
Purchase Order No.	n/a
GOODS
[***]
Supplier will deliver [***]. For the purposes of this Purchase Order, this translates to [***] clusters of [***] CS-3 systems with [***] of AI compute capability per [***] cluster (each a “Inference Cluster”);

•[***]
Each Inference Cluster includes [***] CS-3 systems, [***]. However, the Cluster does not include [***].

If, during the Term of this Supply Contract, the Supplier believes that it has improved the theoretical performance of the CS-3 units [***], MBZUAI will be entitled to validate to its reasonable satisfaction that this improvement exists [***].

[***]
[***] subscription to software updates, upgrades and bug fixes, [***].
Extended Warranty: Hardware warranty of [***].
Access to an online searchable knowledge base. [***]. Hardware support on-site diagnostics and troubleshooting, remote remediation where possible.
[***]

•[***]

[***]
If the equipment is to be installed in the USA, Supplier to execute physical installation, rack, stack, network, cabling, integrate cluster, power on, and bring-up of the Clusters in accordance with the Delivery Dates specified in Appendix A.
•[***]
If the equipment is to be installed outside the USA, additional charges will apply. These fees will be provided to MBZUAI after a site survey of the location has been completed.

Acceptance Period	[***] from the Supplier notifying G42 that [***] is complete.
FEES
Goods
[***] (“Goods Fee”).
The Parties agree as follows: the Supplier may deliver, and MBZUAI may accept pursuant to this Purchase Order and Section 3.4 of the Supply Contract, each individual Inference Cluster in multiple partial deliveries. In such case, the Supplier may invoice MBZUAI on the same terms and conditions as set forth above upon completion of each partial delivery, provided that the amount of the invoice will be a pro rata portion of the Goods Fee, where the numerator is the number of CS-3 systems in the partial delivery and the denominator is [***].

Sales Tax / Other Taxes	To be calculated in accordance with applicable law and based on Delivery Location (the “Taxes”).
Shipping
No shipping fees if shipped [***].
If shipped [***], the shipping fees will be borne by MBZUAI and the Supplier will evidence and document any such shipping charges. Supplier shall be the exporter of record and MBZUAI shall be the importer of record.

Total Fees
[***] plus Taxes, other charges, shipping, as set forth above, and the amount of Incremental Tariffs.
[***]
During the period beginning on the date that Cerebras receives any Fees payable under this Purchase Order in its bank account and ending on the day on which Cerebras becomes entitled to receive payment of such Fees (which shall occur, in respect of each CS unit, upon completion of acceptance in accordance with clause 3.4 of the Supply Contract and the Acceptance Period row of this Purchase Order), Cerebras will hold such Fees in trust for MBZUAI and will only use them to make payments to its third party vendors in order to begin manufacturing the relevant CS unit.

Delivery Location	To be mutually agreed upon
Delivery Terms	As per Supply Contract

Delivery Date	See Special Terms and Appendix A.
Invoice Address	Mohamed bin Zayed University of Artificial Intelligence (MBZUAI) [***]
WARRANTY* AND SPECIFICATIONS
Warranty Period *(only if diﬀerent from Supply Contract)	[***] (in accordance with this Supply Contract and paragraph 5 of the Special Terms set out below); [***].
Speciﬁcations	As described in the “GOODS” section of this Purchase Order.
Validation Checks	See Appendix B
OTHER DETAILS
Payment Terms	As set out in the FEES row of this Purchase Order.
Liability Cap
For each Cluster [***], the Liability Cap referred to in clause 14.4(b)(2) of this Supply Contract shall be [***]. The Liability Cap for each such Cluster is subject to clauses 14.4(b)(B) and 14.4(c) of this Supply Contract and relates only to liability arising in respect of that specific Cluster, without combination or duplication with respect to other Clusters delivered hereunder.
If, in accordance with the GOODS row of this Purchase Order, the Supplier is entitled to [***] Clusters supplied under this Purchase Order, then: (a) the Fees payable for each such Cluster [***]; and (b) the liability cap for each such Cluster will [***].
Without limiting the foregoing but subject always to clauses 14.4(b)(B) and 14.4(c) of this Supply Contract, the maximum aggregate liability of the Supplier under this Purchase Order, across all Clusters, shall not exceed at any time [***].

Liquidated Damages	Not Applicable.
Importer of Record (only if applicable)	Not Applicable (if the agreed Delivery Location is within the United States of America). MBZUAI (if the agreed Delivery Location is outside the United States of America).
Additional Costs	The Supplier shall be solely responsible for [***].

Special Terms
The Parties agree that, notwithstanding the clauses of this Supply Contract, the following Special Terms shall apply:
1.The Supplier shall deliver the quantities of Goods [***] specified in the Delivery Schedule section of the table set out in Appendix A on or before the corresponding Delivery Dates specified therein.
2.Subject to paragraphs 3 and 4 of these Special Terms, the Supplier shall be entitled to issue invoices in respect of each Fee Instalment specified in the Payment Schedule section of the table set out in Appendix A.
3.Supplier shall be entitled to invoice MBZUAI [***]. Payment under the invoice is due [***].
4.[***]
5.For the avoidance of doubt, if a unit of Goods is delivered by Supplier to the Delivery Location but not accepted by MBZUAI pursuant to clause 3.4 of this Supply Contract due to non-conformance of the Goods, that unit shall not be deemed as having been delivered by the Supplier or accepted by MBZUAI.
6.Subject to the Supplier complying with paragraph 7, MBZUAI acknowledges and agrees that the Supplier shall be relieved of its obligations and liability under this Purchase Order and Supply Contract to the extent that the Supplier fails to deliver or install Goods to the Delivery Location in accordance with the Delivery Schedule as a result of:
a.[***];
b.[***]; or
c.[***].
7.If the Supplier becomes aware of any fact of circumstance that may aﬀect its ability to supply the Goods in accordance with the Delivery Schedule (including the facts and circumstances listed in paragraph 6):
a.the Supplier will, as soon as reasonably practicable, notify MBZUAI of such fact or circumstance in writing and will propose a written action plan to MBZUAI which addresses any such event or circumstance;
b.MBZUAI, acting reasonably and a timely manner, will be entitled to:

i.accept or reject any such proposed action plan; and
ii.request changes or additions to the corrective action plan; and
c.the Supplier will provide MBZUAI with appropriately timed updates, [***], regarding the steps the Supplier has taken to mitigate the delays to the Delivery Schedule.

For the avoidance of doubt, except to the extent a delay to the Delivery Schedule is caused by a fact or circumstance listed in paragraph 6.a or paragraph 6.b, this paragraph 7 shall not aﬀect MBZUAI’s right to withhold future Fee Instalments (or portions thereof) in accordance with paragraph 4 and/or MBZUAI’s right to terminate this Supply Contract in accordance with paragraph 8.
8.If paragraph 4 applies and the Supplier has failed to deliver and install the relevant Goods within [***] following the relevant Delivery Date then, subject to the below, [***], MBZUAI will be entitled to terminate this Purchase Order on written notice to the Supplier and be refunded any monies paid by MBZUAI in respect of any Goods not yet owned by MBZUAI within [***] of the date of MBZUAI’s termination notice.
9.If paragraph 4 applies and [***], then MBZUAI will not be entitled to terminate this Purchase Order under paragraph 8 until the Supplier has failed to deliver and install the relevant Goods within [***] following the relevant Delivery Date.
10.If paragraph 4 applies [***], MBZUAI will not be entitled to terminate this Purchase Order under paragraph 8 until the Supplier has failed to deliver and install the relevant Goods within [***] following the relevant Delivery Date. [***].
11.If MBZUAI fails to pay an invoice issued by the Supplier in accordance with this Purchase Order by its applicable Due Date, then the Supplier will be entitled to an extension in respect of future Delivery Dates set out in Appendix A as follows:
a.for all the Due Dates set out in Appendix A, the entire Delivery Schedule will be delayed [***],
b.reserved,
c.reserved.

12.If the events contemplated by paragraphs 4 or 6 occur (but without prejudice to MBZUAI’s rights and remedies under paragraphs 4, 8, 9, and 10 and the Supplier’s obligations under paragraph 7), the Parties agree to promptly meet and negotiate in good faith to agree to a revised Delivery Schedule and Payment Schedule and to comply therewith.
13.The Parties acknowledge and agree that the Fees set out in Appendix A:
a.[***];
b.[***]; and
c.[***].
14.Notwithstanding clause 5.2 of this Supply Contract, ownership of the Goods shall transfer to MBZUAI immediately upon the completion of manufacture of any of the Goods (irrespective of whether such Goods are delivered to and/or installed at the relevant agreed Delivery Location).
15.In any event, immediately on completion of manufacture of any Goods, the Supplier shall itself store (or shall procure the storage of) such Goods so that they remain readily identifiable as MBZUAI’s property.
16.For the avoidance of doubt, nothing in this Purchase Order shall be construed as limiting either Party’s rights under clause 12 (Force Majeure) of this Supply Agreement.
17.The Parties acknowledge and agree that, in respect of delays to the Delivery Schedule, MBZUAI’s termination and refund rights under this Purchase Order are restricted to the termination and refund rights set out in paragraphs 8 to 10 of these Special Terms. Accordingly, in clause 4.1 of the Supply Agreement, the words “Time is of the essence” through to the words “Supplier’s unexcused delay” shall be deemed as deleted and not applicable to this Purchase Order.

SIGNATURES
IN WITNESS WHEREOF, the Parties hereto have duly executed this Purchase Order in any number of counterparts of identical content as of the date first above written.
EXECUTED for and on behalf of Mohamed bin Zayed University of Artificial Intelligence

/s/ Eric Xing

Name: Eric Xing
Title: President
Date: November 5, 2025
EXECUTED for and on behalf of CEREBRAS SYSTEMS INC.

/s/ Andrew Feldman

Name: Andrew Feldman
Title: CEO
Date: 11/6/2025

APPENDIX A (DELIVERY SCHEDULE AND PAYMENT SCHEDULE)